Exhibit 1

FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 6,560,117,376 shares, consisting of 30,000,000 shares of Preferred Stock of the par value of One Dollar ($1.00) each, 530,117,376 shares of Class B Stock of the par value of One Cent ($0.01) each and 6,000,000,000 shares of Common Stock of the par value of One Cent ($0.01) each.

        The following is a statement of all of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the three classes of the stock of the corporation:

                                 SECTION 1.

                         VOTING POWERS AND RIGHTS.

        1.1. Generally. All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively, in accordance with the provisions of subsections 1.1 through 1.7, inclusive, in the holders of Class B Stock and the holders of Common Stock, voting together without regard to class, all except as otherwise expressly provided by subsection 1.7 or by the Board of Directors pursuant to subsection 9.1 or as otherwise expressly required by the law of the State of Delaware.

        1.2. Common Stock. At every meeting of the stockholders each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

        1.3. Class B Stock. At every meeting of the stockholders each holder of Class B Stock shall be entitled, for each share of such stock held by him, to such number of votes (which may be or include a fraction of a vote) as shall be determined in accordance with the provisions of this subsection 1.3, which number of votes, so determined from time to time, is hereinafter referred to as the "Class B voting power per share."

               1.3a. 40% of Total Voting Power. Until the total number of outstanding shares of Class B Stock shall first fall below 60,749,880, the Class B voting power per share shall be the quotient derived by dividing the total number of outstanding shares of Class B Stock into a number equal to two-thirds of the aggregate number of votes which could be cast by the holders of all of the outstanding shares of (i) Common Stock and (ii) Full Voting Preferred Stock (as defined in subsection 9.2), if any, if they were present at the meeting.

               1.3b. 30% of Total Voting Power. From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 60,749,880 and until such number shall first fall below 33,749,932, the Class B voting power per share shall be the quotient derived by dividing the total number of outstanding shares of Class B Stock into a number equal to three-sevenths of the aggregate number of votes which could be cast by the holders of all of the outstanding shares of (i) Common Stock and (ii) Full Voting Preferred Stock, if any, if they were present at the meeting.

               1.3c. One Vote per Share Voting Power. From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, the Class B voting power per share shall be one vote per share.

               1.3d. Computations. The quotients referred to in this subsection 1.3 shall be computed to the nearest one-thousandth of a vote (or, if there be no nearest one-thousandth, shall be computed to a ten-thousandth of a vote).

        1.4. No Cumulative Voting. No stockholder shall be entitled to exercise any right of cumulative voting. If, however, any stockholder should at any time become entitled to exercise a right of cumulative voting, whether by express requirement of the law of the State of Delaware or otherwise, then at all elections of directors each holder of Class B Stock shall be entitled to cast for each share of Class B Stock held by him a number of votes equal to the Class B voting power per share then exercisable (computed as provided in subsection 1.3), each holder of Common Stock shall be entitled to cast one vote for each share of Common Stock held by him, and each holder of Full Voting Preferred Stock, if any, of any series shall be entitled to cast the number of votes (which may be one vote or more or less than one vote) for each share of Full Voting Preferred Stock held by him which the Board of Directors shall have determined pursuant to subsection 9.1 in establishing voting rights with respect to such series, in each case multiplied by the number of directors to be elected, and each such holder shall be entitled to cast all of his votes for a single director or to distribute them among the number of directors to be voted for, or to cast his votes for any two or more of them as he may see fit.

        1.5. Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all of the votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3) which could be cast at such meeting by the holders of all of the outstanding shares of stock of the corporation entitled to vote on every matter that is to be voted on without regard to class at such meeting shall constitute a quorum.

        1.6. Manner of Voting. At every meeting of stockholders, the holders of Class B Stock, the holders of Common Stock and the holders of Full Voting Preferred Stock, if any, shall vote together, without regard to class, and their votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3) shall be counted and totaled together; and at any meeting duly called and held at which a quorum (determined in accordance with the provisions of subsection 1.5) is present, a majority of the votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3) which could be cast at such meeting upon a given question by such holders who are present in person or by proxy shall be necessary, in addition to any vote or other action that may be expressly required by the provisions of this Certificate of Incorporation or by the law of the State of Delaware, to decide such question, and shall decide such question if no such additional vote or other action is so required.

        1.7. Class Vote by Class B Stock. Notwithstanding any of the other provisions of this Section 1, the corporation shall not, until the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, take any of the following actions except with the affirmative vote of the holders of a majority of the outstanding shares of Class B Stock, given separately as a class, which vote shall be in addition to any vote or other action required by the law of the State of Delaware:

               (i) issue any additional shares of Class B Stock except pursuant to an offer for subscription or purchase required by the provisions of subsection 4.3 or for the purpose of payment of a stock dividend; or

               (ii) effect any reduction, by amendment of the Certificate of Incorporation, retirement or exchange or otherwise, in the number of outstanding shares of Class B Stock in any manner other than by conversion into Common Stock as expressly provided in
        Section 2 or through voluntary disposition thereof to the corporation by a holder of shares of Class B Stock; or

               (iii) effect any change or alteration in any provision of this Article FOURTH, except as required by the provisions of subsection 3.3; or

               (iv) merge or consolidate with or into any other corporation, or permit any other corporation to merge or consolidate with or into it; or

               (v) sell, lease or exchange all or substantially all of its property and assets; or

               (vi) transfer any assets to another corporation and in connection therewith distribute stock or other securities of such other corporation to the holders of stock or other securities of this corporation; or

               (vii) voluntarily dissolve or liquidate.

        1.8. Preferred Stock. Each holder of Preferred Stock shall be entitled to vote to the extent, if any, provided by the Board of Directors pursuant to subsection 9.1.

                                 SECTION 2.

                 OWNERSHIP AND CONVERSION OF CLASS B STOCK.

        2.1. Ownership of Class B Stock. Until the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, holders of shares of such stock may (i) sell or otherwise dispose of or transfer any or all of the shares of such stock held by them, respectively, only to persons who at the time of transfer meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v), (vi) or
(vii) of subsection 2.2, and to no other persons, or (ii) convert any or all of such shares into shares of Common Stock for the purpose of effecting the sale or disposition of such shares of Common Stock to any person as provided in subsection 2.3. Until such time, no one other than those persons in whose names shares of Class B Stock become registered on the original stock ledger of the corporation by reason of their record ownership of shares of Class A Common Stock or Class B Common Stock of the corporation which are reclassified into shares of Class B Stock, or transferees or successive transferees who at the time of transfer meet such qualifications set forth in subsection 2.2, shall by virtue of the acquisition of a certificate for shares of Class B Stock have the status of an owner or holder of shares of Class B Stock or be recognized as such by the corporation or be otherwise entitled to enjoy for his own benefit the special rights and powers of a holder of shares of Class B Stock.

        From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, holders of shares of such stock may (i) sell or otherwise dispose of or transfer such shares to any person or (ii) convert such shares into shares of Common Stock for any purpose as provided in subsection 2.4, and any person may have the status of an owner or holder of shares of Class B Stock.

Holders of shares of Class B Stock may at any and all times transfer to any person the shares of Common Stock issuable upon conversion of such shares of Class B Stock.

        2.2. Transfers of Class B Stock on Corporate Books. Shares of Class B Stock shall be transferred on the books of the corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by an affidavit of the record holder of such shares stating that such certificate is being presented to effect a transfer of such shares to any one or more of the following:

               (i) a natural person who meets the qualification that he is either (A) a natural person in whose name shares of Class B Stock became registered on the original stock ledger of the corporation by reason of his record ownership of shares of Class A Common Stock or Class B Common Stock of the corporation which were reclassified into shares of Class B Stock, or (B) a descendant (including any descendant by adoption and any descendant of an adopted descendant) of a natural person in whose name shares of Class B Stock were so registered by reason of such record ownership, or (C) a spouse or surviving spouse of a natural person who is or was while living included within the provisions of either of the foregoing subclauses (A) or (B); or

               (ii) any two or more natural persons each of whom meets the qualification set forth in clause (i) next above; or

               (iii) a transferee as trustee of a trust, created by deed or will, which trust meets the following requirements: (1) the income thereof from the date of transfer to such trustee shall be required to be paid to or applied for the use and benefit of or accumulated for one or more natural persons, concurrently or successively, all of whom meet or will meet the qualification set forth in clause (i) above, and no other persons, except for such portion of the income as is payable to or to be applied for the use and benefit of or accumulated for one or more (A) other natural persons during terms not to exceed their respective lives, who, though they do not meet the qualification set forth in clause (i) above, are relatives of or are or were employees or dependents of natural persons meeting such qualification, or (B) exempt organizations (as defined in subsection 2.7) for terms not exceeding 33 years from the date of the commencement of the trust, and except for such accumulated income as may be required to be paid over to others upon the death of the person for whom it was accumulated, and (2) the principal thereof shall be required to be transferred, assigned and paid over upon failure or termination of the interests in the income thereof referred to in subclause (1) above; provided, however, that if the provisions of such trust relating to the disposition of income or principal are subject to amendment in such manner that the trust could be changed to a trust not meeting the requirements of this clause (iii), the trustee thereof, as such, shall have entered into a written agreement with the corporation providing that if such trust shall be amended at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932 such trustee will promptly deliver to the corporation a copy, duly certified by such trustee, of the instrument effecting such amendment and will, unless such trust as so amended then meets the requirements of this clause (iii), promptly surrender the certificates for the shares of Class B Stock then held in such trust for conversion of such shares into an equal number of shares of Common Stock in the manner set forth in subsection 3.1; or

               (iv) a stock corporation (hereinafter called a "corporate holder"), not less than 75% of the number of outstanding shares of each class of the capital stock (other than shares of non-voting preferred stock as defined in subsection 2.7) of which shall, at the time at which the certificate for shares of Class B Stock is presented for transfer, be owned beneficially and of record by natural persons who meet the qualification set forth in clause (i) above (provided that the same natural person need not be both the beneficial and the record owner), or be owned of record by trustees (or successor trustees) of trusts which meet the requirements set forth in clause (iii) above, or be so owned in part by such natural persons and so owned in part by such trustees (or successor trustees); which corporate holder shall have entered into a written agreement with this corporation providing that if, at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, less than 75% of the number of outstanding shares of each class of the capital stock (other than shares of non-voting preferred stock as defined in subsection 2.7) of such corporate holder shall be so owned, then such corporate holder will either promptly (A) transfer the shares of Class B Stock then held by it to one or more persons who at the time of transfer meet the qualifications set forth in clause (i),
        (ii), (iii), (iv), (v), (vi) or (vii) of subsection 2.2 and cause the certificates therefor to be duly presented for transfer into the name of such person or persons, or (B) surrender the certificates for such shares of Class B Stock for conversion of such shares into an equal number of shares of Common Stock, in the manner set forth in subsection 3.1, or (C) transfer some of such shares as provided in the foregoing subclause (A) and surrender the certificates for the remainder of such shares for conversion as provided in the foregoing subclause (B); or

               (v) a legatee under the will of any stockholder of the corporation deceased prior to the effective date of the reclassification of the Class A Common Stock and the Class B Common Stock of the corporation into Class A Stock, Class B Stock and Common Stock, such transfer being made for the purpose of satisfying, in any manner permitted by such will, all or any part of the claim of the said legatee in respect to a legacy of any kind under said will; provided, however, that the aggregate number of shares of Class B Stock transferred pursuant to this clause (v) shall not exceed 8,437,480; or

               (vi) a transferee as successor trustee or as co-trustee of a trust of which his immediate transferor was or is a trustee registered as a record holder of such shares of Class B Stock as permitted by the provisions of subsection 2.1; provided, however, that if the proviso in clause (iii) above is applicable such successor trustee or co-trustee shall have entered into a written agreement with the corporation whereby he assumes the obligations of the agreement required by said clause (iii); or

               (vii) the corporation for the purpose of retirement pursuant to the provisions of subsection 3.3; and if the certificate for such shares of Class B Stock when presented for transfer shall also be accompanied

                      (a) in the case of a transfer to a transferee as
               trustee of a trust which meets the requirements set forth in clause (iii) above, by copies, duly certified by such trustee, of the instrument creating such trust and of all amendments thereto, and by an original counterpart or certified copy of any agreement required by said clause
               (iii), or

                      (b) in the case of a transfer to a corporate holder
               as defined in clause (iv) above, by a copy, duly certified by the Secretary or an Assistant Secretary of such corporate holder, of the list of its stockholders and their respective holdings as shown on its stock books at the time at which the certificate for shares of Class B Stock is presented for transfer, and by an original counterpart or certified copy of the agreement referred to in said clause (iv), or

                      (c) in the case of a transfer to a legatee described
               in clause (v) above, by a copy of the will of the deceased stockholder, duly certified by the clerk of the court in which the same shall have been probated, or

                      (d) in the case of a transfer to a transferee as
               successor trustee or co-trustee as permitted by clause (vi) above, by an original counterpart or certified copy of any agreement of such transferee required by said clause (vi).

        From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, shares of Class B Stock shall be transferable to any person without regard to the foregoing provisions of this subsection 2.2.

        2.3. Conversion of Class B Stock for the Purpose of Sale or Other Disposition. A record holder of shares of Class B Stock shall be entitled at any time and from time to time to convert any or all of such shares held by him into the same number of shares of Common Stock in the manner set forth in subsection 3.1, for the purpose of effecting the sale or other disposition of such shares of Common Stock, by surrendering certificates representing the shares of Class B Stock to be converted, in proper form for transfer of the shares of Common Stock issuable upon such conversion and accompanied by all stock transfer tax stamps requisite for such transfer, and also accompanied by a written notice by such record holder to the corporation stating that such record holder desires to convert such shares of Class B Stock into the same number of shares of Common Stock for the purpose of the sale or other disposition of such shares of Common Stock and requesting that the corporation issue all of such shares of Common Stock to persons (other than such record holder) named therein, setting forth the number of shares of Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. Each such notice shall be signed by the record holder (or in an appropriate case by his guardian, committee, executor, administrator or other legal representative).

        If a record holder of shares of Class B Stock shall deliver a certificate for such shares, endorsed by him for transfer or accompanied by an instrument of transfer signed by him, to a person who does not meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v), (vi) or
(vii) of subsection 2.2, then such person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself of the shares of Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Stock accordingly.

        If such shares of Class B Stock shall improperly have been registered in the name of such a person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee may surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (A) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (B) the shares of Class B Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or transferee of the shares of Common Stock issuable upon conversion, and
(C) the appropriate entries shall be made on the books of the corporation to reflect such action.

        2.4. Ultimate Convertibility of Class B Stock for Any Purpose. From and after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, (i) each record holder of shares of such stock may convert such shares into an equal number of shares of Common Stock, irrespective of the purpose of such conversion, by surrendering the certificates for such shares in the manner set forth in subsection 3.1; and (ii) no additional shares of Class B Stock shall be issued by the corporation, and the corporation shall promptly after such time take such appropriate action as may be necessary to reduce the authorized amount of Class B Stock to the number of shares then outstanding.

        2.5. Legend on Certificates for Class B Stock. Every certificate for shares of Class B Stock shall bear a legend on the face thereof reading as follows:

        "The shares of Class B Stock represented by this certificate may not be transferred to any person who does not meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v),
        (vi) or (vii) of subsection 2.2 of Article FOURTH of the Certificate of Incorporation of this corporation as amended (Sections 1 to 10 of said Article FOURTH being set forth in full on the reverse hereof) and no person who does not meet the qualifications prescribed by subsection 2.1 of said Article FOURTH is entitled to own or to be registered as the record holder of such shares of Class B Stock, until the time referred to in said subsection 2.1, but the record holder of this certificate may at any time convert such shares of Class B Stock into the same number of shares of Common Stock for the purpose of effecting the sale or other disposition of such shares of Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

        Any certificate for shares of Class B Stock which shall be issued after the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932 shall not bear such legend.

        2.6. Violations of Subsections 2.1 and 2.2. In the event that the Board of Directors of the corporation (or any committee of the Board of Directors, or any officer of the corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Stock when presented for transfer, that such shares of Class B Stock have been registered in violation of the provisions of subsection 2.1 or 2.2, or shall determine that a person is enjoying for his own benefit the special rights and powers of shares of Class B Stock in violation of such provisions, then the corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

        2.7. Definitions; Verification of Affidavits. For the purposes of this Section 2, each reference to a "person" shall be deemed to include not only a natural person, but also a corporation, partnership, association, unincorporated organization or legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder; the term "non-voting preferred stock" as applied to stock in a corporate holder, shall mean stock which does not entitle the holder thereto to vote for the election of directors under any circumstances and carries no right to dividends or interest in earnings other than the right to dividends in a fixed amount per annum, which right may be cumulative; and the term "exempt organization" shall mean any corporation, community chest, fund or foundation organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes which, at the date of verification of the affidavit in which reference thereto is made, shall have been exempted or be exempt, wholly or partially, from taxation on income under the provisions of Section 501(c)(3) of the Internal Revenue Code of 1986, as then in effect, or other provision of Federal law then in effect governing the exemption from Federal taxation on income of institutions organized and operated exclusively for any one or more of the foregoing purposes. Each affidavit of a record holder furnished pursuant to subsection 2.2 shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

                                 SECTION 3.

              GENERAL PROVISIONS WITH RESPECT TO CONVERSIONS.

        3.1. Manner of Effecting Conversions. Each conversion of shares of Class B Stock into shares of Common Stock made pursuant to the provisions of Section 2 shall be effected by the surrender of the certificate representing the shares to be converted at the office of the Secretary of the corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the corporation) in such form and accompanied by such notice, affidavits, other documents and stock transfer tax stamps, if any, as may be prescribed by and shall comply with the applicable provisions of Section 2, and upon such surrender the record holder of such shares (or, in the case of a conversion made for the purpose of effecting the sale, gift or other disposition of the shares of Common Stock issuable upon such conversion, the person named in the prescribed notice) shall be entitled to become, and shall be registered in the original stock ledger of the corporation as, the record holder of the number of shares of Common Stock issuable upon such conversion, and each such share of Class B Stock shall be converted into one share of Common Stock, as the Common Stock shall then be constituted, and thereupon there shall be issued and delivered to such record holder or other named person, as the case may be, promptly at such office or other designated place, a certificate or certificates for such number of shares of Common Stock.

        3.2. Dividends. Upon any conversion of shares of Class B Stock into shares of Common Stock pursuant to the provisions of Section 2, any dividend, for which the record date shall be subsequent to such conversion, which may have been declared on the shares of Class B Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Common Stock into or for which such shares of Class B Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Stock shall be deemed to have been declared, and shall be payable, in shares of Common Stock.

        3.3. Prohibition against Reissue. The corporation shall not reissue or resell any shares of Class B Stock which shall have been converted into shares of Common Stock pursuant to or as permitted by the provisions of
Section 2, or any shares of Class B Stock which shall have been acquired by the corporation in any other manner. The corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Stock accordingly.

        3.4. Reservation of Common Stock. The corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Common Stock as would become issuable upon the conversion of all shares of Class B Stock then outstanding.

        3.5. Investigation of Facts. In connection with any transfer or conversion of any stock of the corporation pursuant to or as permitted by the provisions of Section 2 of this Article FOURTH, or in connection with the making of any determination referred to in subsection 2.6,

               (i) the corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the corporation responsible for making such transfer or determination or issuing Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in subsection 2.6 should be made, in either of which events the corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation, and

               (ii) neither the corporation nor any director, officer, employee or agent of the corporation shall be liable in any manner for any action taken or omitted in good faith.

                                 SECTION 4.

                            SUBSCRIPTION RIGHTS.

        4.1. Special Right of Subscription -- Class B Stock. No shares of Class B Stock and no obligations or shares convertible into shares of Class B Stock, whether now or hereafter authorized and whether unissued or in the treasury, shall be issued, for money paid, property or any other consideration, unless the holders of Class B Stock shall first have been given a special right to subscribe thereto, on a ratable basis, at a price not less favorable than that at which such shares or obligations are to be offered to others.

        4.2. Other Subscription Rights Denied. Except for the special subscription rights conferred on the holders of Class B Stock by the provisions of subsections 4.1 and 4.3, no holder of stock of the corporation of any class shall have any pre-emptive or preferential right to subscribe to or purchase any shares of any class of stock of the corporation, whether now or hereafter authorized and whether unissued or in the treasury, or any obligations convertible into shares of any class of stock of the corporation, at any time issued or sold, or any right to subscribe to or purchase any thereof.

        4.3. Discretionary Offering of Common Stock. If the Board of Directors in its discretion should at any time offer shares of Common Stock, or any shares or obligations convertible into shares of Common Stock, for subscription or purchase by the holders of Common Stock, then there shall be offered to all of the holders of Class B Stock for subscription or purchase on a ratable basis, and at the same price per share or unit, shares of stock of that class, or shares or obligations convertible into shares of stock of that class, as the case may be; provided, however, that from and after the time when the total number of outstanding shares of Class B Stock shall first have fallen below 33,749,932, there shall be offered to the holders of the outstanding shares of such stock for subscription or purchase shares of Common Stock or shares or obligations convertible into shares of Common Stock, as the case may be, in lieu of additional shares of Class B Stock or shares or obligations convertible into shares of Class B Stock, as the case may be.

                                 SECTION 5.

                            RIGHTS TO DIVIDENDS.

        When and as dividends are declared (other than dividends declared with respect to Preferred Stock), whether payable in cash, in property or in shares of stock of the corporation (other than shares of Class B Stock or Common Stock), the holders of Class B Stock and the holders of Common Stock shall be entitled to share equally, share for share, in such dividends. No dividends shall be declared or paid in shares of Class B Stock or Common Stock of the corporation, except dividends, otherwise ratable, payable in shares of Class B Stock to holders of that class of stock, and in shares of Common Stock to holders of that class of stock; provided, however, that from and after the time when the total number of outstanding shares of Class B Stock shall first have fallen below 33,749,932, any such dividend shall be declared and paid to the holders of shares of Class B Stock in shares of Common Stock.

                                 SECTION 6.

                                ADJUSTMENTS.

        6.1. Increase in Outstanding Stock. If the corporation shall in any manner increase the number of outstanding shares of Class B Stock, then each of the share numbers set forth in the Table below and appearing in the provision of this Article FOURTH set forth in such Table opposite such share number shall be deemed to be increased by a number bearing the same proportion to such share number that such increase in the number of outstanding shares of Class B Stock bears to the number of shares of Class B Stock outstanding immediately prior to such increase; and in each such case all of such provisions and this subsection 6.1 shall be applied so as to give effect to such share numbers as so increased. If any such increase shall be effected by amendment of the Certificate of Incorporation, then such amendment shall itself increase each of the appropriate share numbers in accordance with the foregoing.


                                   TABLE

            Provision                                        Share Number
            ---------                                        ------------

            1.3a............................................  60,749,880
            1.3b............................................  60,749,880
            1.3b............................................  33,749,932
            1.3c............................................  33,749,932
            1.7.............................................  33,749,932
            2.1.............................................  33,749,932
            2.2(iii)........................................  33,749,932
            2.2(iv).........................................  33,749,932
            2.2(v)..........................................   8,437,480
            2.2 (last paragraph)............................  33,749,932
            2.4.............................................  33,749,932
            2.5.............................................  33,749,932
            4.3.............................................  33,749,932
            5...............................................  33,749,932

        6.2. Consolidation or Combination of Shares. If the corporation shall effect the consolidation or combination of all outstanding shares of Class B Stock by amendment of the Certificate of Incorporation, so as to reduce the number of outstanding shares thereof, then such amendment shall also decrease each of the share numbers set forth in the Table in subsection 6.1 and appearing in the provision of this Article FOURTH set forth in such Table opposite such share number, by a number bearing the same proportion to such share number that the decrease in the number of outstanding shares of stock of such class effected by such consolidation or combination bears to the number of shares of stock of such class outstanding immediately prior to the effective date of such consolidation or combination.

                                 SECTION 7.

                         RIGHTS OF COMMON STOCK AND
                      CLASS B STOCK UPON DISSOLUTION.

        Subject to the rights of the holders of shares of any class or series ranking prior to or on a parity with the Common Stock or the Class B Stock, as the case may be, upon liquidation, dissolution or winding up of the corporation, in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary: (i) before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of Class B Stock, the holders of the shares of Common Stock shall be entitled to receive $0.50 per share (the "Common Stock Initial Liquidation Amount"); (ii) before any additional payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock following the payment of the Common Stock Initial Liquidation Amount, the holders of Class B Stock shall be entitled to receive $1.00 per share (the "Class B Liquidation Amount"); and (iii) before any additional payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for the holders of Class B Stock following the payment of the Class B Liquidation Amount, the holders of Common Stock shall be entitled to receive $0.50 per share (the "Common Stock Additional Liquidation Amount" and, together with the Common Stock Initial Liquidation Amount, the "Common Stock Liquidation Amount"). Following the payment or setting apart for payment of the Common Stock Liquidation Amount and the Class B Liquidation Amount, the holders of Common Stock and Class B Stock shall participate pari passu and be entitled to receive, on a pro rata basis, the remaining assets of the corporation or proceeds therefrom available for distribution to the holders of Common Stock and Class B Stock. If, upon any liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof: (i) distributable among the holders of the shares of Common Stock shall be insufficient to pay in full the Common Stock Initial Liquidation Amount and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Common Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Common Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Common Stock and any such other stock if all amounts payable thereon were paid in full; (ii) distributable among the holders of the shares of Class B Stock shall be insufficient to pay in full the Class B Liquidation Amount and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Class B Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Class B Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Class B Stock and any such other stock if all amounts payable thereon were paid in full; (iii) distributable among the holders of the shares of Common Stock shall be insufficient to pay in full the Common Stock Additional Liquidation Amount and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Common Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Common Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Common Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 7, (i) a consolidation or merger of the corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                                 SECTION 8.

                        ALL SHARES OTHERWISE EQUAL.

        Except as herein otherwise expressly provided, shares of Class B Stock and Common Stock shall all be of equal rank and shall all entitle the holders thereof to the same rights and privileges.

                                 SECTION 9.

                              PREFERRED STOCK.

        9.1. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth in this Article FOURTH and any limitations prescribed by the law of the State of Delaware, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but (except as provided in the proviso to clause (v) of this subsection 9.1) not in limitation of the powers conferred on the Board of Directors thereby and by the law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

               (i) the distinctive designation of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

               (ii) the rate and time at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative, or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

               (iii) the right, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes (other than Class B) or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

               (iv) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation, which amount may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

               (v) the voting powers, if any, of the holders of shares of such series which may, without limiting the generality of the foregoing, include (A) the general right to one vote (or more or less than one vote) per share on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class and (B) the limited right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock; provided, however, that, notwithstanding the provisions of the preceding subclause (B) or any other provisions of this subsection 9.1 to the contrary, the holders of Preferred Stock, considered in the aggregate (whether voting by individual series or together with other series of Preferred Stock or together with all series of Preferred Stock as a class), shall not have the right to a separate class vote for the election of one or more directors of the corporation except in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock and, in such event, shall not have the right to a separate class vote for more than a total of two directors;

               (vi) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount which the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

               (vii) the limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or Class B Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

               (viii) the conditions or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

               (ix) any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;

        in each case, so far as not inconsistent with the provisions of the Certificate of Incorporation or the law of the State of Delaware. All shares of Preferred Stock shall be identical and of equal rank except as to the particulars that may be fixed by the Board of Directors as provided above, and all shares of each series of Preferred Stock shall be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon shall be cumulative.

        9.2. Full Voting Preferred Stock. As used in this Article FOURTH, the term "Full Voting Preferred Stock" shall mean Preferred Stock of any one or more series the holders of which shall be entitled to vote on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class.

                                SECTION 10.

                         MISCELLANEOUS PROVISIONS.

        10.1. Original Stock Ledger Conclusive. In determining the number or the record holders of outstanding shares of any class of stock of the corporation for the purpose of computing or determining the method of computing the vote or determining the right to vote at any meeting of stockholders or of a class of stockholders, the original stock ledger of the corporation as at the close of business on the record date fixed for such meeting or, if the stock transfer books of the corporation shall have been closed for a period immediately preceding the date of such meeting, then as at the close of business on the date as of which such stock transfer books were so closed, shall be conclusive for all purposes, and in determining the number or the record holders of outstanding shares of any class of stock of the corporation for any other purpose, the original stock ledger of the corporation as at the close of business on the date as of which the determination is being made, shall be conclusive for all purposes; all notwithstanding any other provision of this Article FOURTH or any entries made on the books of the corporation pursuant to the last paragraph of subsection 2.3 subsequent to the close of business on such record or other date.

        10.2. Treasury Stock Not Outstanding. The term "outstanding" as used in this Article FOURTH with reference to shares of stock of the corporation shall not include any stock held in the treasury of the corporation.

        10.3. Singular and Plural. Wherever a term shall be used in the singular in this Article FOURTH, it shall be deemed in all appropriate circumstances to include also the plural, and wherever a term shall be so used in the plural, it shall similarly be deemed to include also the singular.

        10.4. References. Unless otherwise stated, all references contained in this Article FOURTH to Sections, subsections, paragraphs, clauses or subclauses refer to Sections, subsections, paragraphs, clauses or subclauses of this Article FOURTH.

        10.5. Captions or Headings. The captions or headings contained in this Article FOURTH are for purposes of reference only and shall not limit or affect, or have any bearing on the construction or interpretation of, any of the terms or provisions of this Article FOURTH.